Exhibit 23.2

                                                    Arthur Andersen

                                                    Ruiz, Urquiza y Cia., S.C.
                                                    Bosque de Duraznos 127
                                                    Colonia Bosques de las Lomas
                                                    11700 Mexico DF
                                                    Mexico

                                                    Tel 5326 8800
                                                    Fax 5326 8969




                    Consent of Independent Public Accountants





As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report on March 17, 2000 CR Resorts Capital, S. de R.L. de C.V. included in Raintree Resorts International, Inc.'s Form 10-K for the year ended December 31, 1999 and to all references to our Firm included in this registration statement.










Arthur Andersen
Mexico City, Mexico
June 8, 2000

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